Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen P. Gottesfeld, Logan H. Hennessey and Nancy Lipson and each of them acting individually and with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Newmont Mining Corporation (the “Corporation”) to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, including, without limitation, the power and authority (i) to sign his or her name in any and all capacities (including his or her capacity as a director and/or officer of the Corporation) to the Registration Statement on Form S-8 or such other form as may be appropriate and any amendments thereto (including post-effective amendments), to be filed with the Commission registering 12,342,793 additional shares of common stock, par value $1.60 per share, of the Corporation reserved for issuance under the Newmont Mining Corporation 2013 Stock Incentive Compensation Plan and to file the same with the Commission and any applicable securities exchange or securities regulatory body; and (ii) to sign the undersigned’s name in any and all capacities (including his or her capacity as a director and/or officer of the Corporation) any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto (including post-effective amendments) and to file the same with the appropriate authorities; and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have subscribed these presents in the capacities and on the dates indicated:

Signature	Title of Capacities	Date

/s/ Gary J. Goldberg Gary J. Goldberg	President, Chief Executive Officer and Director (Principal Executive Officer)	November 16, 2016

/s/ Nancy K. Buese Nancy K. Buese	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 16, 2016

/s/ John W. Kitlen John W. Kitlen	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	November 16, 2016

/s/ Noreen Doyle Noreen Doyle	Non-Executive Chair of the Board and Director	November 16, 2016

/s/ Gregory H. Boyce Gregory H. Boyce	Director	November 16, 2016

/s/ Bruce R. Brook Bruce R. Brook	Director	November 16, 2016

/s/ J. Kofi Bucknor J. Kofi Bucknor	Director	November 16, 2016

/s/ Vincent A. Calarco Vincent A. Calarco	Director	November 16, 2016

/s/ Joseph A. Carrabba Joseph A. Carrabba	Director	November 16, 2016

/s/ Veronica M. Hagen Veronica M. Hagen	Director	November 16, 2016

/s/ Jane Nelson Jane Nelson	Director	November 16, 2016

/s/ Julio M. Quintana Julio M. Quintana	Director	November 16, 2016

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